Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296395

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 1, 2026)

$15,000,000,000

Alphabet Inc.

Class A Common Stock

Class C Capital Stock

We are offering $15,000,000,000 of our stock consisting of    shares of our Class A Common Stock, $0.001 par value (“Class A Common Stock”), and    shares of our Class C Capital Stock, $0.001 par value (“Class C Capital Stock”). Our Class A Common Stock and Class C Capital Stock are listed on The Nasdaq Global Select Market under the symbols “GOOGL” and “GOOG,” respectively. On June 1, 2026, the closing sale price of our Class A Common Stock was $376.37 and the closing sale price of our Class C Capital Stock was $372.58.

We have three classes of authorized stock: Class A Common Stock, Class B Common Stock and Class C Capital Stock. The rights of the holders of each class of our common and capital stock are identical, except with respect to voting. Each share of Class A Common Stock is entitled to one vote per share. Each share of Class B Common Stock is entitled to 10 votes per share. Class C Capital Stock has no voting rights, except as required by applicable law. Shares of Class B Common Stock may be converted at any time at the option of the stockholder and automatically convert upon sale or transfer to Class A Common Stock. Outstanding shares of Class A Common Stock and Class B Common Stock will represent approximately  % and  %, respectively, of the voting power of our outstanding common stock immediately following this offering.

See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 for a discussion of certain risks that should be considered in connection with an investment in our Class A Common Stock or Class C Capital Stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of our Class A Common Stock or Class C Capital Stock or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts(1)	Proceeds to Alphabet, Before Expenses
Per Share of Class A Common Stock	$	$	$
Total(2)	$	$	$
Per Share of Class C Capital Stock	$	$	$
Total(3)	$	$	$

(1)	See the section titled “Underwriting” beginning on page S-19 of this prospectus supplement for a description of the compensation payable to the underwriters.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares of Class A Common Stock described below.
(3)	Assumes no exercise of the underwriters’ option to purchase additional shares of Class C Capital Stock described below.

We have granted the underwriters options to purchase up to an additional      shares of our Class A Common Stock and an additional      shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of this offering, before you make your investment decision.

The underwriters expect to deliver the shares of Class A Common Stock and Class C Capital Stock to purchasers on or about     , 2026.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is    , 2026.

Concurrently with this offering and pursuant to separate prospectus supplements, we are also making public offerings of depositary shares representing $15 billion aggregate liquidation preference of mandatory convertible preferred stock in two series: (1) 150,000,000 depositary shares (the “Series A Depositary Shares”), each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Series A Mandatory Convertible Preferred Stock”), and (2) 150,000,000 depositary shares (the “Series B Depositary Shares” and, together with the Series A Depositary Shares, the “Depositary Shares”), each of which represents a 1/20th interest in a share of our  % Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Series B Mandatory Convertible Preferred Stock” and, together with the Series A Mandatory Convertible Preferred Stock, the “Mandatory Convertible Preferred Stock” and such offerings, collectively, the “Depositary Shares Offerings”). Each series of Mandatory Convertible Preferred Stock will be mandatorily convertible after approximately three years into a variable number of shares of Class A Common Stock or Class C Capital Stock, depending on the series, based on the applicable conversion rate. We have granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any.

In connection with the pricing of the Depositary Shares Offerings, we expect to enter into privately negotiated capped call transactions with one or more option counterparties comprising one or more of the underwriters of the Depositary Shares Offerings and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of Class A Common Stock and Class C Capital Stock underlying the Mandatory Convertible Preferred Stock sold in the Depositary Shares Offerings, based on the respective minimum conversion rates of each series of the Mandatory Convertible Preferred Stock.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with certain managers under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time (the “ATM Program”).

In addition, concurrently with this offering, we have entered into a stock purchase agreement with an affiliate of Berkshire Hathaway Inc. (“Berkshire Hathaway”) for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion (the “Private Placement”). In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The Private Placement is expected to close concurrently with this offering, subject to customary closing conditions.

The closing of this offering is not conditioned upon the closing of the Depositary Shares Offerings, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Depositary Shares Offerings, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings, the closing of the Private Placement or the sales under the ATM Program do not occur, and vice versa. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offerings or the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

We intend to use the net proceeds from this offering, together with the proceeds from the Depositary Shares Offerings and the Private Placement, for general corporate purposes, including capital expenditures for AI infrastructure and global compute. A portion of the net proceeds from the Depositary Shares Offerings will be used to pay the cost of the related capped call transactions. We intend to use the net proceeds of the ATM Program primarily to facilitate an administrative change in how we manage the tax obligations associated with vesting of employee equity awards and to use any additional proceeds for general corporate purposes.

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We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the Class A Common Stock or Class C Capital Stock offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us and/or on our behalf by the underwriters do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See the “Underwriting” section beginning on page S-19 of this prospectus supplement.

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Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A Common Stock and Class C Capital Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus dated June 1, 2026, which is part of our Registration Statement on Form S-3, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of Class A Common Stock and Class C Capital Stock. This prospectus supplement may add to, update or change the information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement, before deciding whether to invest in the Class A Common Stock or Class C Capital Stock offered by this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Class A Common Stock or Class C Capital Stock offered by this prospectus supplement. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, or in any related free writing prospectus is accurate as of any date other than their respective dates. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby. Neither the delivery of this prospectus supplement, the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

References in this prospectus supplement to “Alphabet,” the “Company,” “we,” “us” and “our” refer to Alphabet Inc. and its consolidated subsidiaries, unless otherwise stated or the context so requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is available on the SEC’s website and is also available free of charge at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration

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statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Alphabet Inc. and our Class A Common Stock and Class C Capital Stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 5, 2026 (the “2025 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on April 30, 2026 (the “Q1 2026 Quarterly Report”);

•	Portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2026 that are specifically incorporated by reference into Part III of the Company’s 2025 Annual Report; and

•	Our Current Reports on Form 8-K, filed with the SEC on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

When we use the term “prospectus supplement” in this prospectus supplement and the accompanying prospectus, we are referring to this prospectus supplement as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K and any other documents incorporated by reference in this prospectus supplement as described above.

You may request a free copy of the above filings by writing, telephoning or e-mailing our Investor Relations department at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to future dividend payments; statements relating to plans, expectations and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Forward-looking statements include statements regarding the matters identified under “Forward-Looking Statements” in the accompanying prospectus, as well as statements relating to the offerings of Class A Common Stock, Class C Capital Stock, and Depositary Shares (including the terms of the Mandatory Convertible Preferred Stock), any sales under the ATM Program, our ability to complete any or all of the concurrent offerings or the Private Placement and enter into any sales under the ATM Program on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, including in the sections captioned “Risk Factors,” in our 2025 Annual Report and Q1 2026 Quarterly Report, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in our other filings we make with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus supplement are our property. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” included in our 2025 Annual Report, Q1 2026 Quarterly Report and the other documents that we subsequently file with the SEC.

Alphabet Inc.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class A Common Stock and Class C Capital Stock are listed on The Nasdaq Global Select Market under the symbols “GOOGL” and “GOOG,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus and any internet addresses provided in this prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

THE OFFERING

The following summary contains basic information about our Class A Common Stock, our Class C Capital Stock and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to Alphabet Inc. and not to its subsidiaries.

Issuer	Alphabet Inc.

Class A Common Stock Offered	shares of Class A Common Stock.

Class C Capital Stock Offered	shares of Class C Capital Stock.

Options to Purchase Additional Shares of Class A Common Stock and Class C Capital Stock	We have granted the underwriters options to purchase up to an additional shares of our Class A Common Stock and up to an additional shares of our Class C Capital Stock, respectively, from us at their respective public offering prices less the underwriting discounts, exercisable for 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any, of our offering of Class A Common Stock and Class C Capital Stock.

Common and Capital Stock to be Outstanding After This Offering	shares of Class A Common Stock (or shares if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock from us).

shares of Class B Common Stock.

shares of Class C Capital Stock (or shares if the underwriters exercise in full their option to purchase additional shares of Class C Capital Stock from us).

shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock in the aggregate.

Concurrent Depositary Shares Offerings

Concurrently with this offering and pursuant to separate prospectus supplements, we are also making public offerings of Depositary Shares representing $15 billion aggregate liquidation preference of Mandatory Convertible Preferred Stock in two series: (1) 150,000,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, and (2) 150,000,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series B Mandatory Convertible Preferred Stock. Each series of Mandatory Convertible Preferred Stock will be mandatorily convertible after approximately three years into a variable number of shares of Class A Common Stock or Class C Capital Stock, depending on the series, based on the applicable conversion rate. We have granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B

Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offerings, and the closing of the Depositary Shares Offerings is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings do not occur, and vice versa. We cannot assure you that the Depositary Shares Offerings will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offerings. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

ATM Program	Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We expect to agree with the underwriters of this offering that we will not sell shares under the ATM Program until the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026, and (y) the date that is 60 days after the date of this prospectus supplement. See “Underwriting.” The closing of this offering is not conditioned upon the closing of any sales under the ATM Program, and the closing of any sales under the ATM Program is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the sales under the ATM Program will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

Concurrent Private Placement

Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The shares are being offered and sold to Berkshire Hathaway in a private placement pursuant to Section 4 (a)(2) of the Securities Act. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Private Placement is expected to close concurrently with this offering, subject to customary closing conditions. The closing of the Private Placement is not conditioned upon this offering, and this offering is not conditioned upon the closing of the Private Placement. Goldman Sachs & Co. LLC acted as the placement agent in connection with the Private Placement. We cannot assure you that the Private Placement will be will be completed on the terms described herein, or at all.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $ billion in the aggregate (or approximately $ billion if the underwriters exercise in full their options to purchase additional shares from us) after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with the proceeds from the Depositary Shares Offerings and the Private Placement, for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. A portion of the net proceeds from the Depositary Shares Offerings will be used to pay the cost of the related capped call transactions. We intend to use the net proceeds of the ATM Program primarily to facilitate, for a period of time, an administrative change in how we meet the tax obligations associated with vesting of employee equity awards. We expect to use approximately $30 billion of the net proceeds of the ATM Program to meet our 2026 calendar year tax obligations, and any additional net proceeds will be used for general corporate purposes. See “Use of Proceeds.”

Exchange Listing	Our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol “GOOGL.”

Our Class C Capital Stock is listed on The Nasdaq Global Select Market under the symbol “GOOG.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in our 2025 Annual Report and our Q1 2026 Quarterly Report, as well as the other information contained or incorporated herein by reference, before deciding whether to invest in the Class A Common Stock or Class C Capital Stock offered hereby.

Dividend Policy	Dividend payments to stockholders of Class A Common Stock, Class B Common Stock and Class C Capital Stock were $1.2 billion, $176 million and $1.1 billion, respectively, for the quarter ended March 31, 2026 and $4.8 billion, $703 million and $4.5 billion, respectively, for the year ended December 31, 2025. The Company intends to pay quarterly cash dividends in the future, subject to review and approval by the Company’s board of directors in its sole discretion. We regularly evaluate our cash and capital structure, including the size, pace and form of capital return to stockholders.

Concentration of Our Stock Ownership	Our Class B Common Stock has 10 votes per share, our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights. As of April 6, 2026, Larry Page and Sergey Brin beneficially owned approximately 89.4% of our outstanding Class B Common Stock, which represented approximately 52.7% of the voting power of our outstanding common stock. Through their stock ownership, Larry and Sergey have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. See “Risk Factors—The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.”

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 5,824 million shares of Class A Common Stock, 836 million shares of Class B Common Stock and 5,456 million shares of Class C Capital Stock outstanding as of March 31, 2026, and excludes, in each case as of such date:

•	321 million shares of Class C Capital Stock subject to outstanding restricted stock unit awards or performance stock unit awards;

•	468 million shares of Class C Capital Stock reserved for issuance under our equity incentive plan;

•

any shares of Class A Common Stock or Class C Capital Stock underlying any Depositary Shares that may be issued in the Depositary Shares Offerings (including any Depositary Shares that the underwriters may purchase pursuant to their over-allotment options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares);

•	14,212,035 shares of Class A Common Stock and 14,359,656 shares of Class C Capital Stock that are expected to be issued pursuant to the Private Placement;

•	any shares of Class A Common Stock and Class C Capital Stock that may be issued under the ATM Program; and

•

any shares of Class A Common Stock or Class C Capital Stock that the underwriters may purchase pursuant to their options to purchase up to      additional shares of Class A Common Stock and up to      additional shares of Class C Capital Stock, respectively, solely to cover over-allotments, if any.

RISK FACTORS

An investment in our Class A Common Stock or Class C Capital Stock involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our 2025 Annual Report and Q1 2026 Quarterly Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of our Class A Common Stock or Class C Capital Stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to this offering and an investment in our Class A Common Stock or Class C Capital Stock.

Our Class A Common Stock and Class C Capital Stock have experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our Class A Common Stock and Class C Capital Stock.

Our Class A Common Stock and Class C Capital Stock have at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, changes in our credit ratings, variations between our actual and anticipated financial results or uncertainty about current global economic conditions. For these reasons, among others, the prices of our Class A Common Stock and Class C Capital Stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading prices of our Class A Common Stock and Class C Capital Stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock prices to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering, and the Depositary Shares Offerings and the Private Placement, if completed, and any sales under the ATM Program.

We expect the net proceeds to us from this offering to be approximately $     billion (or approximately $     billion if the underwriters exercise in full their options to purchase additional shares from us) after deducting the underwriting discounts and estimated offering expenses payable by us. We estimate that the net proceeds to us from the Depositary Shares Offerings, if completed, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $     billion (or approximately $     billion if the underwriters of the Depositary Shares Offerings exercise in full their over-allotment options to purchase additional Depositary Shares). A portion of the net proceeds from the Depositary Shares Offerings will be used to pay the cost of the related capped call transactions. Under the ATM Program, we may issue and sell shares of our Class A Common Stock and Class C Capital Stock having aggregate sales proceeds of up to $40 billion from time to time. We estimate that the net proceeds from the Private Placement will be approximately $10 billion. Our management will have considerable discretion in the application of net proceeds from this offering, and the Depositary Shares Offerings and the Private Placement, if completed, and any sales under the ATM Program, if entered into, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The Depositary Shares Offerings, the Private Placement, the ATM Program and future sales or other dilution of our Class A Common Stock or Class C Capital Stock could dilute our existing shareholders or otherwise depress the market prices of our Class A Common Stock and Class C Capital Stock.

Concurrently with this offering and pursuant to separate prospectus supplements, we are also making public offerings of Depositary Shares representing $15 billion aggregate liquidation preference of Mandatory

Convertible Preferred Stock in two series: (1) 150,000,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, and (2) 150,000,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series B Mandatory Convertible Preferred Stock. We have granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time.

In addition, concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights.

The closing of this offering is not conditioned upon the closing of the Depositary Shares Offerings, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Depositary Shares Offerings, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings, the Private Placement or the sales under the ATM Program do not occur, and vice versa.

Additionally, in the future, we may sell additional shares of our Class A Common Stock or Class C Capital Stock to raise capital or acquire interests in other companies by using a combination of cash, our Class A Common Stock and/or our Class C Capital Stock or just our Class A Common Stock and/or our Class C Capital Stock.

In addition, a substantial number of shares of our Class C Capital Stock is subject to outstanding restricted stock unit awards or performance stock unit awards and reserved for issuance under our equity incentive plans and such shares will be issued upon the vesting, settlement and, to the extent applicable, exercise, of equity incentive awards. A substantial number of shares of our Class C Capital Stock is also reserved for issuance upon conversion of the Series B Mandatory Convertible Preferred Stock, if issued, a substantial number of shares of our Class A Common Stock is reserved for issuance upon conversion of the Series A Mandatory Convertible Preferred Stock, if issued, and we may also issue a substantial number of shares of our Class A Common Stock and Class C Capital Stock to pay dividends on the Mandatory Convertible Preferred Stock.

The Depositary Shares Offerings, the Private Placement and the ATM Program, if completed, and future sales of our Class A Common Stock and Class C Capital Stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, if issued, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our Class A Common Stock or Class C Capital Stock, or the perception that such conversions or dividends could occur, could negatively impact the market prices of our Class A Common Stock and Class C Capital Stock. Future sales or issuances of our Class A Common Stock, Class C Capital Stock or other equity-related securities could be dilutive to holders of our Class A Common Stock or Class C Capital Stock, including purchasers of our Class A Common Stock or Class C Capital Stock in this offering, and could adversely affect their voting and other rights and economic interests.

If we issue additional shares of Class A Common Stock or Class C Capital Stock, the prices of our Class A Common Stock and Class C Capital Stock may decline. We cannot predict the size of future issuances of our Class A Common Stock, Class C Capital Stock or other securities or the effect, if any, that the Depositary Shares

Offerings, the ATM Program, the issuance of the Mandatory Convertible Preferred Stock, the Private Placement, and future sales and issuances of our Class A Common Stock, Class C Capital Stock and other securities would have on the market prices of our Class A Common Stock and Class C Capital Stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions. In addition, the sale or the availability for sale of a large number of shares of Class A Common Stock or Class C Capital Stock in the public market could cause the market prices of our Class A Common Stock and Class C Capital Stock to decline. Accordingly, the anticipated conversion of the Mandatory Convertible Preferred Stock into shares of Class A Common Stock or Class C Capital Stock could depress the prices of our Class A Common Stock and Class C Capital Stock.

The Mandatory Convertible Preferred Stock, the Depositary Shares, the Private Placement and the ATM Program may adversely affect the market prices of our Class A Common Stock and Class C Capital Stock.

The market prices of our Class A Common Stock and Class C Capital Stock are likely to be influenced by the Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued, the Private Placement and any sales that we make under the ATM Program. The market prices of our Class A Common Stock and Class C Capital Stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of Class A Common Stock or Class C Capital Stock received upon conversion of, or as payment of dividend on, the Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares) or issuances pursuant to the Private Placement or under the ATM Program; (2) possible sales of our Class A Common Stock and Class C Capital Stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of Class A Common Stock or Class C Capital Stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares, our Class A Common Stock and our Class C Capital Stock. These factors could also impair our ability to raise additional capital through the sale of our securities.

Our Class A Common Stock and Class C Capital Stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up.

Our Class A Common Stock and Class C Capital Stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all of our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our Class A Common Stock or Class C Capital Stock and we may not repurchase our Class A Common Stock or Class C Capital Stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our Class A Common Stock or Class C Capital Stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

The closing of this offering is not contingent upon the closing of the Depositary Shares Offerings, the closing of the Private Placement or the closing of any sales under the ATM Program, and vice versa.

The closing of this offering is not conditioned upon the closing of the Depositary Shares Offerings, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Depositary Shares Offerings, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings or the sales under the ATM Program do not occur, and vice versa. We cannot assure you that the Depositary Shares Offerings, the Private Placement or the sales under the ATM Program will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offerings or the Class A Common Stock and Class C Capital Stock being offered under the ATM Program. Accordingly, if you decide to purchase shares of Class A Common Stock or Class C Capital Stock in this offering, you should be willing to do so whether or not we complete the Depositary Shares Offerings or the Private Placement or make any sales under the ATM Program.

The capped call transactions may affect the value of our Class A Common Stock and Class C Capital Stock, as well as the Depositary Shares.

In connection with the pricing of each of the Depositary Shares Offerings, we expect to enter into privately negotiated capped call transactions with the option counterparties. Subject to our right to elect cash settlement of the capped call transactions, the capped call transactions are generally expected to reduce potential dilution to our Class A Common Stock and/or our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. If the underwriters exercise their over-allotment options to purchase additional Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Depositary Shares to enter into additional capped call transactions relating to the Depositary Shares with the relevant option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours concurrently with or shortly after the pricing of the Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our Class A Common Stock, our Class C Capital Stock, the Depositary Shares or our other securities at that time.

In addition, we have been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, and/or by purchasing or selling our Class A Common Stock, our Class C Capital Stock and/or other securities of ours in secondary market transactions following the pricing of the Depositary Shares and prior to the mandatory conversion date of the relevant series of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of the Mandatory Convertible Preferred Stock or repurchase of the relevant Depositary Shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our Class A Common Stock, our Class C Capital Stock and/or our other securities and could affect the value of the shares of Class A Common Stock or Class C Capital Stock that may be sold through this offering. To the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our Class A Common Stock or Class C Capital Stock received by holders of the Mandatory Convertible Preferred Stock upon conversion.

In addition, if any such capped call transaction fails to become effective, whether or not the Depositary Shares Offerings are completed, the option counterparty party thereto and/or its affiliates may unwind their hedge positions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, which could adversely affect the value of our Class A Common Stock, our Class C Capital Stock and/or our other securities.

The potential effect, if any, of these transactions and activities on the market price of our Class A Common Stock or Class C Capital Stock will depend in part on market conditions and cannot be ascertained at this time. We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the shares of our Class A Common Stock and Class C Capital Stock. In addition, we do not make any representation that the option counterparties and/or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are, or are affiliates of, financial institutions, and we will be subject to the risk that any or all of them might default under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral.

Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction(s) with such option counterparty. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our Class A Common Stock and Class C Capital Stock. In addition, upon a default by an option counterparty, we may suffer more dilution than we currently anticipate with respect to our Class A Common Stock and Class C Capital Stock. We can provide no assurance as to the financial stability or viability of the option counterparties.

We cannot guarantee that we will make repurchases under any share repurchase program, or that any dividend program will be continuously active or fully consummated or that any such activities will enhance long-term stockholder value, and share repurchases or dividends could increase the volatility of our stock prices and could diminish our cash reserves.

We have historically engaged in share repurchases of our Class A Common Stock and Class C Capital Stock from time to time in accordance with authorizations from the board of directors of Alphabet. Our repurchase program does not have an expiration date and does not obligate Alphabet to repurchase any specific dollar amount or to acquire any specific number of shares and we retain discretion as to whether and when to utilize this program. Although we have an authorized share repurchase program, there can be no assurances that we will make repurchases in the near term or at all. Furthermore, if we are utilizing the repurchase program at the time of any future offerings of our equity securities, including offerings of our Class A Common Stock or Class C Capital Stock under our ATM Program, we may be required to suspend share repurchases, which could further exacerbate any decrease in the trading prices of our stock. Our cash dividend program pays regular cash dividends to holders of our Class A Common Stock, Class B Common Stock and Class C Capital Stock. Any and all future cash dividends are subject to declaration by our board of directors in its sole discretion, and in accordance with the requirements of any applicable laws, rules and regulations, including the Delaware General Corporation Law (the “DGCL”). Our cash dividend program does not require, and our board of directors may decide not to declare, a cash dividend each quarter, and does not obligate our board of directors to declare a dividend at any specific dollar amount per share. Any such decision by our board of directors may depend on a variety of factors that it may deem relevant, including but not limited to our earnings, liquidity, financial condition, other capital deployment opportunities, level of indebtedness and general market conditions. Our share repurchases and dividends could affect our share trading prices, increase their volatility, reduce our cash reserves and may be suspended or terminated at any time, which may result in a decrease in the trading prices of our stock.

The concentration of our stock ownership limits our stockholders’ ability to influence corporate matters.

Our Class B Common Stock has 10 votes per share, our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights. As of April 6, 2026, Larry Page and Sergey Brin beneficially owned approximately 89.4% of our outstanding Class B Common Stock, which represented approximately 52.7% of the voting power of our outstanding common stock. Through their stock ownership, Larry and Sergey have significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets, for the foreseeable future. In addition, because our Class C Capital Stock carries no voting rights (except as required by applicable law), the issuance of the Class C Capital Stock, including in future stock-based acquisition transactions and to fund employee equity incentive programs, could continue Larry and Sergey’s current relative voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders. In addition, although each share of Class A Common Stock is entitled to one vote per share, the issuance of additional shares of Class A Common Stock in this offering or the Private Placement, if completed, or under the ATM Program, if any, or upon conversion of, or as payment of dividends on, the Series A Mandatory Convertible Preferred Stock issued in the Depositary Shares Offerings, if completed, will not materially affect Larry and Sergey’s relative voting power given the significant voting power of their Class B Common Stock holdings. The share repurchases made pursuant to our repurchase program may also affect Larry and Sergey’s relative voting power. This concentrated control limits or severely restricts other stockholders’ ability to influence corporate matters and we may take actions that some of our stockholders do not view as beneficial, which could reduce the market prices of our Class A Common Stock and our Class C Capital Stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in Alphabet’s certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director.

•	Our stockholders may not act by written consent, which makes it difficult to take certain actions without holding a stockholders’ meeting.

•	Our certificate of incorporation prohibits cumulative voting in the election of directors. This limits the ability of minority stockholders to elect director candidates.

•

Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

Our board of directors may issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may not engage in a business combination with any holder of 15% or more of its outstanding voting stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on Delaware law to prevent or delay an acquisition of us.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $     billion (or approximately $     billion if the underwriters exercise in full their options to purchase additional shares from us) after deducting the underwriting discounts and our estimated offering expenses totaling approximately $     million.

We intend to use the net proceeds from this offering for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. We are seeking to expand our infrastructure investments to support customer demand for AI compute capacity, which is outstripping our current supply. We expect that capital expenditures in 2026 will be in the range of $180 billion to $190 billion, and that 2027 capital expenditures will significantly increase compared to 2026.

In addition, concurrently with this offering and pursuant to separate prospectus supplements, we are offering 150,000,000 Series A Depositary Shares (or 172,500,000 Series A Depositary Shares if the underwriters in the Depositary Shares Offerings exercise in full their over-allotment option to purchase additional Series A Depositary Shares) and 150,000,000 Series B Depositary Shares (or 172,500,000 Series B Depositary Shares if the underwriters in the Depositary Shares Offerings exercise in full their over-allotment option to purchase additional Series B Depositary Shares) in underwritten offerings. We estimate that the net proceeds to us from the Depositary Shares Offerings, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $     billion (or approximately $     billion if the underwriters in the Depositary Shares Offerings exercise in full their over-allotment options to purchase additional Depositary Shares). We intend to use the net proceeds from the Depositary Shares Offerings for general corporate purposes, which may include capital expenditures. A portion of the net proceeds from the Depositary Shares Offerings will be used to pay the cost of the related capped call transactions.

In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We intend to use proceeds from the ATM Program primarily to facilitate, for a period of time, an administrative change in how we meet the tax obligations associated with vesting of employee equity awards. We expect to use approximately $30 billion of the net proceeds of the ATM Program to meet our 2026 calendar year tax obligations, and any additional net proceeds will be used for general corporate purposes.

In addition, concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. The Private Placement is expected to close concurrently with this offering, subject to customary closing conditions. We intend to use the net proceeds from the Private Placement for general corporate purposes.

The closing of this offering is not conditioned upon the closing of the Depositary Shares Offerings, the closing of the Private Placement or the closing of any sales under the ATM Program, and neither the closing of the Depositary Shares Offerings, the closing of the Private Placement nor the closing of any sales under the ATM Program is conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings, the Private Placement or the sales under the ATM Program do not occur, and vice versa. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

CONCURRENT DEPOSITARY SHARES OFFERINGS, ATM PROGRAM AND PRIVATE PLACEMENT

Concurrently with this offering and pursuant to separate prospectus supplements, we are also making public offerings of Depositary Shares representing $15 billion aggregate liquidation preference of Mandatory Convertible Preferred Stock in two series: (1) 150,000,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, and (2) 150,000,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series B Mandatory Convertible Preferred Stock. We have granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any. In addition, concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. In addition, concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion.

Depositary Shares Offerings

Concurrently with this offering and pursuant to separate prospectus supplements, we are also making public offerings of Depositary Shares representing $15 billion aggregate liquidation preference of Mandatory Convertible Preferred Stock in two series: (1) 150,000,000 Series A Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, and (2) 150,000,000 Series B Depositary Shares, each of which represents a 1/20th interest in a share of our  % Series B Mandatory Convertible Preferred Stock. We have granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any.

The shares of each series of Mandatory Convertible Preferred Stock will be deposited with Computershare Trust Company, N.A. and Computershare Inc., as joint bank depositary, pursuant to a deposit agreement. Holders of the Series A Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Series A Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement. Holders of the Series B Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Series B Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of such deposit agreement.

Dividends on each series of our Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of  % on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our Class A Common Stock (with respect to Series A Mandatory Convertible Preferred Stock) or Class C Capital Stock (with respect to Series B Mandatory Convertible Preferred Stock), or in any combination of cash and shares on February 15, May 15, August 15 and November 15 of each year, commencing on, and including, August 15, 2026 and ending on, and including, May 15, 2029.

Each share of our Series A and Series B Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Series A and Series B Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Series A Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final

averaging period (as defined below) into between      and      shares of our Class A Common Stock, subject to anti-dilution adjustments, and each share of our Series B Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period into between      and     shares of our Class C Capital Stock, subject to anti-dilution adjustments. The number of shares of our Class A Common Stock or Class C Capital Stock issuable on conversion will be determined based on the volume-weighted average price of our Class A Common Stock or Class C Capital Stock, respectively, over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to May 15, 2029, which we refer to herein as the “final averaging period.” At any time prior to May 15, 2029, a holder of 20 Series A Depositary Shares may cause the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class A Common Stock equal to the minimum conversion rate of     , subject to anti-dilution adjustments, and a holder of 20 Series B Depositary Shares may cause the bank depositary to convert one share of our Series B Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our Class C Capital Stock equal to the minimum conversion rate of     , subject to anti-dilution adjustments. If a holder of 20 Series A Depositary Shares causes the bank depositary to convert one share of our Series A Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount. Similarly, if a holder of 20 Series B Depositary Shares causes the bank depositary to convert one share of our Series B Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make-whole dividend amount.

The foregoing information concerning the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificates of designations establishing the terms of the Mandatory Convertible Preferred Stock, copies of which have been or will be incorporated by reference as exhibits into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. In addition, a description of the proposed Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplements related to the Depositary Shares Offerings.

Private Placement

Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. In connection with the Private Placement, Alphabet has agreed to provide Berkshire Hathaway with certain registration rights. The shares are being offered and sold to Berkshire Hathaway in a private placement pursuant to Section 4(a)(2) of the Securities Act. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Private Placement is expected to close concurrently with this offering, subject to customary closing conditions. The closing of the Private Placement is not conditioned upon this offering, and this offering is not conditioned upon the closing of the Private Placement. Goldman Sachs & Co. LLC acted as the placement agent in connection with the Private Placement. We cannot assure you that the Private Placement will be will be completed on the terms described herein, or at all.

ATM Program

Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into the Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time.

Sales, if any, of our Class A Common Stock and Class C Capital Stock under the Equity Distribution Agreement may be made in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in block trades, in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, or through a combination of any such methods of sale. The managers may also sell our Class A Common Stock and Class C Capital Stock by any other method permitted by law.

The shares of Class A Common Stock and Class C Capital Stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will designate the maximum amount of Class A Common Stock and Class C Capital Stock to be sold through the managers on a daily basis or otherwise as we and the managers agree, the minimum price per share at which such stock may be sold and other parameters as we deem appropriate. Subject to the terms and conditions of the Equity Distribution Agreement, the managers will use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the designated shares up to the amount specified by us. The obligations of the managers under the Equity Distribution Agreement to sell our Class A Common Stock and Class C Capital Stock are subject to a number of conditions that we must meet. We may instruct the managers not to sell any Class A Common Stock or Class C Capital Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any of the managers may suspend the offering of our Class A Common Stock or Class C Capital Stock by notifying the other party.

We will report at least quarterly the number of shares of stock sold through the managers under the Equity Distribution Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the managers in connection with the sales of the shares of Class A Common Stock and Class C Capital Stock.

We will pay the managers a commission of up to 0.5% of the gross sales price per share of stock sold through such managers under the Equity Distribution Agreement. We have also agreed to reimburse the managers for certain of their out-of-pocket expenses.

The foregoing information concerning the ATM Program is not complete. A description of the ATM Program is set forth in the separate prospectus supplement related to the ATM Program.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK AND CLASS C CAPITAL STOCK

The following discussion describes material U.S. federal income and estate tax considerations that are likely to be relevant to a Non-U.S. Holder (defined below) relating to the ownership and disposition of shares of our Class A Common Stock and Class C Capital Stock (each, “Shares”). This discussion deals only with Shares held as capital assets by investors who purchased Shares in this offering. This discussion does not cover all aspects of U.S. federal taxation that may be relevant to the ownership or disposition of Shares by prospective investors in light of their specific facts and circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including banks, insurance companies or other financial institutions, dealers in securities and traders that use a mark-to-market method of tax accounting, persons that will hold (directly or constructively) more than 5% of our Class A Common Stock or Class C Capital Stock, certain former citizens or residents of the United States, a person that is a “controlled foreign corporation,” a person that is a “passive foreign investment company,” persons holding Shares as part of a straddle, conversion or other integrated financial transaction, nonresident alien individuals present in the United States for more than 182 days in a taxable year, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein) or that are otherwise subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”). This section does not address any other U.S. federal tax considerations (such as gift taxes, minimum taxes or the Medicare tax on net investment income) or any state, local or non-U.S. tax considerations. You should consult your own tax advisors about the tax consequences of the ownership and disposition of Shares in light of your own particular circumstances, including the tax consequences under state, local, non-U.S. and other tax laws and the possible effects of any changes in applicable tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Shares that is an individual citizen or resident of the United States, a domestic corporation or otherwise subject to U.S. federal income tax on a net basis with respect to income from Shares. A “Non-U.S. Holder” means any beneficial owner of Shares that is not a U.S. Holder and not a partnership for U.S. federal income tax purposes.

This discussion is based on the tax laws of the United States, including the Code, existing and proposed regulations and administrative and judicial interpretations, all as currently in effect. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax or estate tax consequences different from those discussed below.

Dividends. A distribution of cash or property with respect to Shares generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the Shares, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Shares.”

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.

Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.

In addition, under tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder will generally be subject to a 30% U.S. withholding tax on dividends in respect of Shares if the Non-U.S. Holder is not FATCA compliant, or holds its Shares through a foreign financial institution that is not FATCA compliant.

In order to be treated as FATCA compliant, a Non-U.S. Holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status and, if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of a particular intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. Documentation that Non-U.S. Holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a Non-U.S. Holder’s identity, its FATCA status and, if applicable, its direct and indirect U.S. owners.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in Shares.

Sale, Exchange or Other Taxable Disposition of Shares. Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of Shares.

U.S. Federal Estate Tax. Shares held (or deemed held) by an individual Non-U.S. Holder at the time of his or her death will be included in the Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding. Dividends and proceeds from the sale or other disposition of Shares are potentially subject to backup withholding tax. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are exempt from backup withholding. Generally, the amount of dividends on Shares paid to a Non-U.S. Holder and the amount of any tax withheld from such dividends is reported annually to the IRS. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable tax treaty or agreement.

Backup withholding is not an additional tax. Any amount paid as backup withholding may be creditable against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares of Class A Common Stock and Class C Capital Stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the respective numbers of shares of Class A Common Stock and Class C Capital Stock indicated in the following table. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are the representatives of the underwriters.

Underwriters	Number of shares of Class A Common Stock	Number of shares of Class C Capital Stock
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Total

The underwriters are committed to take and pay for all of the shares of Class A Common Stock and Class C Capital Stock being offered, if any are taken, other than the shares of Class A Common Stock and Class C Capital Stock covered by the options described below unless and until these options are exercised.

The underwriters have an option to buy up to an additional    shares of Class A Common Stock and an option to buy up to an additional    shares of Class C Capital Stock from us to cover sales by the underwriters of a greater number of shares than the total numbers set forth in the table above, respectively, solely to cover over-allotments, if any, of this offering. They may exercise these options for 30 days from the date of this prospectus supplement. If any shares of Class A Common Stock or Class C Capital Stock are purchased pursuant to these options, the underwriters will severally purchase such shares, in each case, in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of stock.

	No Exercise	Full Exercise
Per Share of Class A Common Stock	$	$
Per Share of Class C Capital Stock	$	$
Total	$	$

Shares of Class A Common Stock and Class C Capital Stock sold by the underwriters to the public will initially be offered at the respective public offering prices set forth on the cover of this prospectus. Any shares of Class A Common Stock sold by the underwriters to securities dealers may be sold at a discount of up to $    per share from the public offering price, and any shares of Class C Capital Stock sold by the underwriters to securities dealers may be sold at a discount of up to $    per share from the public offering price. After the initial offering of the shares of Class A Common Stock and Class C Capital Stock, the representatives may change the offering prices and the other selling terms. The offering of the shares of Class A Common Stock and Class C Capital Stock by the underwriters is subject to their receipt and acceptance of the Class A Common Stock and Class C Capital Stock being offered and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement, we will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of common stock of the Company or other securities of the Company that are substantially similar to the Class A Common Stock or Class C Capital

Stock, including but not limited to any options or warrants to purchase shares of Class A Common Stock or Class C Capital Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or Class C Capital Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or Class C Capital Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or Class C Capital Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, other than the shares offered and sold pursuant to this prospectus supplement. The restrictions described above do not apply to (i) the issuance of shares of Class A Common Stock or Class C Capital Stock or securities convertible into or exercisable for shares of Class A Common Stock or Class C Capital Stock pursuant to employee incentive plans in effect as of the date of this prospectus supplement, or upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Class A Common Stock or Class C Capital Stock or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class C Capital Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement, (iii) the issuance of up to 5% of the outstanding shares of Class A Common Stock or Class C Capital Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Class A Common Stock or Class C Capital Stock, immediately following the closing date of this offering, in acquisitions or other similar strategic transactions, (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (v) the filing of a prospectus supplement in connection with an “at-the-market” equity offering program, (vi) the Depositary Shares that may be issued pursuant to the Depositary Shares Offerings and the Mandatory Convertible Preferred Stock in respect thereof, and any shares of Class A Common Stock or Class C Capital Stock issued upon conversion of, or issued and paid as a dividend on, such Mandatory Convertible Preferred Stock, (vii) the entry into, the consummation of the transactions contemplated by, or the termination of, the capped call transactions entered into in connection with the Depositary Shares Offerings, (viii) the Class A Common Stock and Class C Capital Stock to be sold in the Private Placement and (ix) a registration statement registering the resale of the securities sold in the Private Placement.

Our directors and executive officers have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement, they will not, without the prior written consent of Goldman Sachs & Co. LLC, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of common stock, or any options or warrants to purchase any shares of Class A Common Stock or Class C Capital Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock or Class C Capital Stock (such shares of stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by such person, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such person or someone other than such person), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A Common Stock or Class C Capital Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or

(iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The restrictions described above do not apply to (i) transfers (A) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (B) upon death by will, testamentary document or intestate succession, (C) if a natural person, to any member of such person’s immediate family or to any trust for the direct or indirect benefit of such person or the immediate family of such person, (D) to a partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D) above, (F) if a corporation, partnership, limited liability company or other business entity, (a) to another corporation, partnership, limited liability company or other business entity that is an affiliate, or to any investment fund or other entity which fund or entity is controlled or managed by such corporation, partnership, limited liability company or other business entity or its affiliates, or (b) as part of a distribution to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (G) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (H) pursuant to an order of a court or regulatory agency (for purposes of these restrictions, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction), (I) to us upon death, disability or termination of employment, in each case, of an employee, (J) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Class A Common Stock or Class C Capital Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in this prospectus supplement (including the documents incorporated by reference) immediately prior to the time that the underwriting agreement is executed, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of the restrictions described in this paragraph, (K) pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, or (L) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the underwriters; provided that (a) in the case of clauses (i)(A), (B), (C), (D), (E) and (F) above, such transfer or distribution shall not involve a disposition for value, (b) in the case of clauses (i)(A), (B), (C), (D), (E), (F) and (G) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement, (c) in the case of clauses (i)(C), (D), (E) and (F) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution during the Lock-Up Period, and (d) in the case of clauses (i)(A), (B), (G), (I) and (J) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (i)(A) or (G) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement; (ii) entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) relating to the transfer, sale or other disposition of such person’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of such person, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the

Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; (iii) transfers of such person’s Lock-Up Securities pursuant to an existing 10b5-1 Plan; provided that (x) such plan was established and disclosed to Goldman Sachs & Co. LLC prior to the date of the underwriting agreement, and (y) any filing under Section 16(a) of the Exchange Act that is made in connection with any such transfer during the Lock-Up Period shall state that such transfer has been executed under a 10b5-1 trading plan and the date such plan was adopted; and (iv) transfers of such person’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control transaction, provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such person’s Lock-Up Securities shall remain subject to the terms of the restrictions described in this paragraph.

Goldman Sachs & Co. LLC, in its sole discretion, may release the stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause the market price of our securities to fall or make it more difficult for investors to sell our securities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our Class C Capital Stock is listed on The Nasdaq Global Select Market under the symbol “GOOG,” and our Class A Common Stock is listed on The Nasdaq Global Select Market under the symbol “GOOGL.”

We estimate that our offering expenses, excluding underwriting discounts, will be approximately $    million.

In connection with this offering, the underwriters may purchase and sell shares of Class A Common Stock and Class C Capital Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the prices of shares available for purchase in the open market as compared to the prices at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the Class A Common Stock and Class C Capital Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A Common Stock and Class C Capital Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market prices of our stock. As a result, the prices of the stock may be higher than the prices that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters in this offering are also underwriters in the concurrent Depositary Shares Offerings and managers in the ATM Program. Further, certain of the underwriters and/or their respective affiliates may enter into capped call transactions with us in connection with the concurrent Depositary Shares Offerings and may therefore receive a portion of the net proceeds of the concurrent Depositary Shares Offerings applied to those transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Depositary Shares Offerings

Concurrently with this offering, we are offering 150,000,000 Series A Depositary Shares and 150,000,000 Series B Depositary Shares pursuant to separate prospectus supplements. We have also granted the underwriters of the respective Depositary Shares Offerings options to purchase up to 22,500,000 additional Series A Depositary Shares and up to 22,500,000 additional Series B Depositary Shares, respectively, within a 13-day period beginning on, and including, the date we first issue the Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closings of the Depositary Shares Offerings, and the closings of the Depositary Shares Offerings are not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offerings do not occur, and vice versa. We cannot assure you that the Depositary Shares Offerings will be completed on the terms described herein, or at all. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

Private Placement

Concurrently with this offering, we have entered into a stock purchase agreement with Berkshire Hathaway for the sale of 14,212,035 shares of Class A Common Stock at a price per share of approximately $351.81 and 14,359,656 shares of Class C Capital Stock at a price per share of approximately $348.20, for gross proceeds of $10 billion. Goldman Sachs & Co. LLC is acting as placement agent in relation to the Private Placement. See the section titled “Concurrent Offerings, ATM Program and Private Placement.”

Capped Call Transactions

In connection with the pricing of each of the Depositary Shares Offerings, we expect to enter into privately negotiated capped call transactions with the option counterparties. Subject to our right to elect cash settlement of the capped call transactions, the capped call transactions are generally expected to reduce potential dilution to our

Class A Common Stock and/or our Class C Capital Stock upon any conversion of the relevant series of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. The cap price of the capped call transactions relating to the Series B Depositary Shares will initially represent a premium of approximately  % over the per share public offering price of our Class C Capital Stock in this offering (or, if this offering does not price, the closing price of our Class C Capital Stock on     , 2026). The cap price of the capped call transactions relating to the Series A Depositary Shares will initially represent a premium of approximately  % over the per share public offering price of our Class A Common Stock in this offering (or, if this offering does not price, the closing price of our Class A Common Stock on     , 2026). If the underwriters exercise their over-allotment options to purchase additional Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Depositary Shares to enter into additional capped call transactions relating to the Depositary Shares with the relevant option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours concurrently with or shortly after the pricing of the Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our Class A Common Stock, our Class C Capital Stock, Class A Common Stock, the Depositary Shares or our other securities at that time.

In addition, we have been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to our Class A Common Stock, our Class C Capital Stock and/or other securities of ours, and/or by purchasing or selling our Class A Common Stock, our Class C Capital Stock and/or other securities of ours in secondary market transactions following the pricing of the Depositary Shares and prior to the mandatory conversion date of the relevant series of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of the Mandatory Convertible Preferred Stock or repurchase of the relevant Depositary Shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of our Class A Common Stock, our Class C Capital Stock and/or our other securities and could affect the value of the shares of Class A Common Stock or Class C Capital Stock that may be sold through this offering. To the extent the activity occurs during the final average period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our Class A Common Stock or Class C Common Stock received by holders of the Mandatory Convertible Preferred Stock upon conversion.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—The capped call transactions may affect the value of our Class A Common Stock and Class C Capital Stock, as well as the Depositary Shares.”

ATM Program

Concurrently with this offering and pursuant to a separate prospectus supplement, we have entered into an Equity Distribution Agreement with certain managers for an ATM Program under which we may sell up to $40 billion of shares of our Class A Common Stock and Class C Capital Stock in “at-the-market” transactions from time to time. We expect to agree with the underwriters of this offering that we will not sell shares under the ATM Program until the date that is the earlier of (x) the date that we publicly announce our earnings for the quarter ending June 30, 2026 and (y) the date that is 60 days after the date of this prospectus supplement. See the section titled “Concurrent Depositary Shares Offerings, ATM Program and Private Placement.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any securities may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall result in a requirement for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the company that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus does not constitute a prospectus for the purposes of the POATRs.

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions:

(a)	at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

(b)

at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

(c)	at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of, Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or the securities has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, FINMA, and the offer of securities has not been and will not be authorized under CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian Professional Investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Qatar

The securities described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

S-28.1

LEGAL MATTERS

The validity of the Class A Common Stock and Class C Capital Stock will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters, including the validity of the Class A Common Stock and Class C Capital Stock, will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

Alphabet Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Class C Capital Stock

Depositary Shares

Warrants

Units

By this prospectus, Alphabet Inc. (“Alphabet” or “we”) may offer and sell from time to time the securities described in this prospectus separately or together in any combination. Specific terms, including the public offering price and our net proceeds from the sale(s) thereof, of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, underwriters and dealers, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, underwriters or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

In addition, certain selling security holders to be identified in prospectus supplements may offer and sell the securities described in this prospectus, separately or together in any combination, from time to time. Selling security holders may offer and sell their securities on terms and at the prices described in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we prepare or authorize. If given or made, such information or representations must not be relied upon as having been authorized by us, and we take no responsibility for any information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of the document containing the information.

Unless we have indicated otherwise, references in this prospectus to “Alphabet,” “company,” “we,” “us,” “our” and similar terms refer to Alphabet Inc. and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with general information about us and the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities to be offered. The applicable prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus, any applicable prospectus supplement and any documents incorporated by reference therein, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference” before deciding whether to invest in the securities offered by the applicable prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as, but are not limited to, “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These include, among other things, expectations regarding the growth of our business and revenues, including factors that may impact such growth, and fluctuations in our revenues and margins; statements relating to plans, expectations, and trends about our core business metrics, costs and expenses, capital expenditures, sources of funding, products and services, strategic business transactions, and other aspects of our business operations and strategies; statements regarding the global macroeconomic and regulatory environment; as well as other statements regarding our future operations, financial condition and prospects, and actual or potential risk and liability exposures. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, including in the section captioned “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in particular, the risks discussed in the sections captioned “Note About Forward-Looking Statements” and “Item 1A. Risk Factors,” and those discussed in other documents we file with the SEC. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC. See “Where You Can Find More Information.”

“Alphabet,” “Google” and other trademarks of ours appearing in this prospectus are our property. This prospectus and the documents incorporated by reference in this prospectus contain additional trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

ALPHABET INC.

Alphabet is a collection of businesses — the largest of which is Google. We report Google in two segments, Google Services and Google Cloud, and all non-Google businesses collectively as Other Bets. Supporting these businesses, we have centralized certain AI-related research and development focused on advanced research in AI and developing the frontier models that serve our businesses, which is reported in Alphabet-level activities. Alphabet’s structure is about helping each of our businesses prosper through strong leaders and independence.

At Google, our product innovations are what make our services widely used, and our brand one of the most recognized in the world. Google Services’ core products and platforms include ads, Android, Chrome, devices, Gmail, Google Drive, Google Gemini, Google Maps, Google Photos, Google Play, Search, and YouTube, with broad and growing adoption by users around the world. We have built world-class advertising technologies for advertisers, agencies and publishers to power their digital marketing businesses. Google Services generates revenues primarily from advertising; fees received for consumer subscription-based products such as YouTube TV, YouTube Music and Premium, and NFL Sunday Ticket, as well as Google One; the sale of apps and in-app purchases; and devices.

Google Cloud generates revenues primarily from consumption-based fees and subscriptions for infrastructure, platform, applications, and other cloud services.

Across Alphabet, we are using technology to try and solve big problems that affect a wide variety of industries, including transportation and health technology. Alphabet’s investment in the portfolio of Other Bets includes businesses that are at various stages of development, ranging from those in the R&D phase to those that are scaling commercialization. Our goal is for them to become thriving, successful businesses. Revenues from Other Bets are generated primarily from autonomous transportation services and internet services.

Google was incorporated in California in September 1998 and re-incorporated in the State of Delaware in August 2003. In 2015, we implemented a holding company reorganization, and as a result, Alphabet became the successor registrant to our wholly-owned subsidiary, Google. Our headquarters are located at 1600 Amphitheatre Parkway, Mountain View, California 94043, and our telephone number is (650) 253-0000. Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL,” respectively. We maintain a number of websites, including www.abc.xyz. The information on, or accessible through, our website is not part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

RISK FACTORS

You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and in other documents that we include or incorporate by reference into this prospectus and any related prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities offered hereby for general corporate purposes, including to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

Unless the applicable prospectus supplement indicates otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series.

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of an indenture, dated as of February 12, 2016, entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the “indenture”), which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. The terms of the debt securities will include those set forth in the applicable indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. Such additional notes will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes. In addition, we will describe in the applicable prospectus supplement, material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Book-Entry; Delivery and Settlement

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company (“DTC”) or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, société anonyme (“Clearstream”). We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the debt securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global securities.

You, as the beneficial owner of debt securities, will not receive certificates representing ownership interests in the global securities, except in the following limited circumstances: (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; (2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an officer’s certificate to such effect; or (3) an event of default with respect to the debt securities will have occurred and be continuing and you request securities in certificated or definitive form. These certificated securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

DTC, Clearstream and Euroclear

DTC has advised us as follows:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

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Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Customers”) and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between Euroclear and Clearstream. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

So long as DTC or its nominee is the registered owner and holder of the global securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes under the indenture relating to the debt securities. Except as provided above, you, as the beneficial owner of interests in the global securities, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a debt security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited.

Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, neither we, the trustee nor any paying agent will have any responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to

DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Events of Default

Under the terms of the indenture, each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon redemption or otherwise;

•	default for 30 days in the payment of any sinking fund installment, if any, when due;

•	default in the performance, or breach, of any covenant or agreement in the indenture for 90 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable company order or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the indenture. The indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interest of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to a series of outstanding debt securities (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and all accrued but unpaid interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to it. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless (i) you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request to the trustee to institute that proceeding, (iii) there shall have been offered to the trustee security or indemnity satisfactory to the trustee and (iv) the trustee, within 60 days following the receipt of that notice, must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.

Modification and Waiver

Modification

We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security;

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reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.

Merger, Consolidation and Sale of Assets

We will not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all our assets to another entity, and no entity may consolidate with or merge into us, unless:

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we will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities;

•	immediately after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default; and

•	other conditions described in the indenture are met.

Redemption and Repayment

Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at the redemption price set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to, but not including, the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of the debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

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we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

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no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

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we deliver to the trustee an opinion of counsel to the effect that (i) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the indenture. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our Class A Common Stock, Class C Capital Stock or shares of our preferred stock. The following summary of the rights of our capital stock does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“certificate of incorporation”), our Amended and Restated Bylaws (“bylaws”), the terms of our Class C Undertaking (as defined below), and certain Transfer Restriction Agreements (as described below), copies of which are incorporated herein by reference. Additionally, the Delaware General Corporation Law (“DGCL”), as amended, also affects the terms of our capital stock.

Our certificate of incorporation provides for (1) the Class A Common Stock (“Class A Common Stock”), which has one vote per share; (2) the Class B Common Stock (“Class B Common Stock”), which has 10 votes per share; and (3) the Class C Capital Stock (“Class C Capital Stock”), which has no voting rights unless otherwise required by law. Our certificate of incorporation also provides for 100,000,000 shares of preferred stock.

Our authorized capital stock consists of 300,100,000,000 shares, each with a par value of $0.001 per share, of which:

•	180,000,000,000 shares are designated as Class A Common Stock;

•	60,000,000,000 shares are designated as Class B Common Stock;

•	60,000,000,000 shares are designated as Class C Capital Stock; and

•	100,000,000 shares are designated as preferred stock.

As of March 31, 2026, there were 5,824 million shares of Class A Common Stock issued and outstanding, 836 million shares of Class B Common Stock issued and outstanding and 5,456 million shares of Class C Capital Stock issued and outstanding. At that date, there were no shares of preferred stock outstanding. All of the outstanding shares of the Company’s capital stock are fully paid and nonassessable.

Capital Stock

Voting Rights

Holders of shares of Class A Common Stock and Class B Common Stock have identical rights, except that holders of shares of Class A Common Stock are entitled to one vote per share and holders of shares of Class B Common Stock are entitled to 10 votes per share. Holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

Holders of shares of Class C Capital Stock have no voting rights, unless otherwise required by law.

The DGCL could require the holders of any of the shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock to vote separately as a single class in the following circumstances:

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If we amended our certificate of incorporation to increase or decrease the par value of the shares of a class of stock, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

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If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then the holders of the shares of that class would be required to vote separately to approve the proposed amendment.

As permitted by the DGCL and as set forth in our certificate of incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock do not have the right to vote separately as a single class if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

We have not provided for cumulative voting for the election of directors.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time. In the event that a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock, or rights to acquire shares of Class A Common Stock or Class B Common Stock, (1) the holders of shares of Class A Common Stock shall receive Class A Common Stock, or rights to acquire shares of Class A Common Stock, as the case may be; (2) the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as the case may be; and (3) the holders of shares of Class C Capital Stock shall receive shares of Class C Capital Stock, or rights to acquire shares of Class C Capital Stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to share equally in all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock. Immediately prior to the earlier of (1) any distribution of our assets in connection with a liquidation, dissolution, or winding-up, or (2) any record date established to determine the holders of our capital stock entitled to receive such distribution, each share of Class C Capital Stock shall automatically be converted into one share of Class A Common Stock.

Conversion

Shares of Class A Common Stock are not convertible into any other shares of our capital stock.

Other than in connection with a liquidation as described above, shares of Class C Capital Stock are not convertible into any other shares of our capital stock.

Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock upon written notice to our transfer agent. In addition, each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

•	Transfers between Larry Page and Sergey Brin, Google’s co-founders, subject to the requirements of the Transfer Restriction Agreements as amended (as described below).

•	Transfers for tax and estate planning purposes, including to trusts, corporations, and partnerships established or controlled by a holder of Class B Common Stock.

In addition, partnerships or limited liability companies that held more than 5% of the total outstanding shares of Class B Common Stock as of the closing of Google’s initial public offering in 2004 may distribute their shares of Class B Common Stock to their respective partners or members (who may further distribute the shares of Class B Common Stock to their respective partners or members) without triggering a conversion to shares of Class A Common Stock. Such distributions must be conducted in accordance with the ownership interests of such partners or members and the terms of any agreements binding the partnership or limited liability company.

The death of any holder of shares of Class B Common Stock who is a natural person will result in the conversion of his or her shares of Class B Common Stock, and any shares held by his or her permitted entities, into shares of Class A Common Stock. However, subject to the terms of the Transfer Restriction Agreements, either of Larry or Sergey may transfer voting control of his shares of Class B Common Stock and those held by his permitted entities to the other contingent or effective upon his death without triggering a conversion into shares of Class A Common Stock, but the shares of Class B Common Stock so transferred will convert to Class A Common Stock nine months after the death of the transferring founder.

Once transferred and converted into shares of Class A Common Stock, shares of Class B Common Stock shall not be reissued.

No class of our capital stock may be subdivided or combined unless the other classes of capital stock are concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

Except as expressly provided in our certificate of incorporation, shares of Class A Common Stock and Class B Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock. In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of Class B Common Stock, and the holders of shares of Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of Class B Common Stock.

Except as expressly provided in our certificate of incorporation, shares of Class C Capital Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects to the shares of Class A Common Stock and Class B Common Stock as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration, if any, received by holders of shares of Class A Common Stock in connection with such merger, consolidation or combination (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock). In the event of any (1) tender or exchange offer to acquire any shares of Class A Common Stock or Class B Common Stock by any third party pursuant to an agreement to which we are a party, or (2) any tender or exchange offer by us to acquire any shares of Class A Common Stock or Class B Common Stock, the holders of shares of Class C Capital Stock shall receive the same amount and form of consideration on a per share basis as the consideration received by holders of shares of Class A Common Stock (and if holders of shares of Class A Common Stock are entitled to make an election as to the amount or form of consideration that such holders shall receive in any such tender or exchange offer with respect to their shares of Class A Common Stock, then the holders of shares of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

Class C Settlement Agreement

In connection with the adjustment of Google’s capital structure by establishing the Google Class C Capital Stock, and the dividend of one share of Google Class C Capital Stock for each share of Google Class A Common Stock and Google Class B Common Stock outstanding on March 27, 2014 (the “Class C dividend”), on October 28, 2013, the Delaware Court of Chancery approved a settlement entered into by Google, the board of directors of Google and the plaintiffs in the class action litigation involving the authorization to distribute Google Class C Capital Stock captioned In Re: Google Inc. Class C Shareholder Litigation, Civil Action No. 7469-CS. The parties subsequently filed a Revised Stipulation of Compromise and Settlement with the Court, which issued an Order and Final Judgment on November 6, 2013 that fully approved the parties’ settlement agreement (the “Google Class C Settlement Agreement”). Additionally, on October 2, 2015, we entered into a Class C Undertaking pertaining to the Google Class C Settlement Agreement, pursuant to which Alphabet will undertake, with respect to the Alphabet Class A Common Stock, Class B Common Stock, Class C Capital Stock and preferred stock, to be bound by the restrictions, undertakings and all continuing obligations and to benefit from the rights of the Google Class C Settlement Agreement that are applicable to Google as if Alphabet were Google (the “Class C Undertaking”).

The terms of the Class C Undertaking require us to: (i) ensure that the Transfer Restriction Agreements (defined below) entered into by Larry, our Co-Founder and director; Sergey, our Co-Founder and director; and Eric E. Schmidt, a significant stockholder, and certain of their respective affiliates cannot be waived or amended unless such amendment or waiver is first considered and recommended by a committee of two or more of the independent directors of our board of directors who do not hold Class B Common Stock, and then approved by every member of our board of directors, excluding Larry and Sergey; (ii) ensure that any waiver or amendment of the Transfer Restriction Agreements will be publicly disclosed at least 30 days before such waiver or amendment takes effect on a Form 8-K, Form 10-Q or Form 10-K; (iii) effective for three years from the Class C Capital Stock dividend payment date, prior to issuing more than 10 million shares of Class C Capital Stock as consideration in an acquisition or other business combination (excluding assumptions or conversions of equity for employees of acquired or combined companies), have our independent directors consider the effects of issuing such shares on our holders of Class A Common Stock and upon the company as a whole; and (iv) when the aggregate voting power of Larry and Sergey falls below 15% of the cumulative voting power of all our shareholders, have our board of directors consider in good faith whether it is no longer in our best interests to maintain a class of nonvoting stock and, if it so determines, take steps to cause the Class C Capital Stock to convert into Class A Common Stock.

Transfer Restriction Agreements

On October 2, 2015, we entered into a transfer restriction agreement with each of Larry, Sergey, Eric and certain of their respective affiliates (collectively, the “Transfer Restriction Agreements”). On December 31, 2021, we entered into a joinder to Sergey’s transfer restriction agreement with certain of his other affiliates. The Transfer Restriction Agreements are intended to limit the ability of Larry, Sergey, and Eric to sell their Alphabet stock in a manner that does not reduce their voting power. Under the Transfer Restriction Agreements, the parties are bound, without any modification, by the same restrictions, undertakings and obligations that are imposed under the transfer restriction agreements, related joinders and other documentation entered into with Google on March 25, 2014 in connection with the Google Class C Settlement Agreement (the “Google Transfer Restriction Agreements”).

Pursuant to the Transfer Restriction Agreements, none of Larry, Sergey, Eric, or certain of their respective affiliates that are party to the agreements (generally, trusts and other estate planning vehicles through which

Larry, Sergey, and Eric hold all or a portion of their shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock) may sell, assign, transfer, convey or hypothecate any shares of Class C Capital Stock if, as a result of such sale, transfer, conveyance or hypothecation, they, together with certain of their respective affiliates, would own more shares of Class B Common Stock than shares of Class C Capital Stock. If at any time either Larry, Sergey, or Eric, in each case together with certain of his respective affiliates, owns more shares of Class B Common Stock than shares of Class C Capital Stock, then Larry, Sergey, or Eric, as the case may be, and his respective affiliates, will be deemed to have automatically converted that number of shares of Class B Common Stock into shares of Class A Common Stock such that after such conversion he and his affiliates own an equal number of shares of Class B Common Stock as he and his affiliates own of shares of Class C Capital Stock. The required maximum ratio of shares of Class B Common Stock to shares of Class C Capital Stock owned by Larry, Sergey and Eric is subject to adjustment in connection with certain dividends, stock splits, distributions or recapitalizations.

Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class B Common Stock to their affiliates as permitted by the terms of our certificate of incorporation only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. Additionally, Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may transfer shares of Class C Capital Stock to their affiliates only if, immediately following such transfer, Larry, Sergey, or Eric, as the case may be, and his respective affiliates, would own an aggregate number of shares of Class B Common Stock equal to or less than the number of shares of Class C Capital Stock that he and his affiliates own. However, each of Larry and his affiliates that are party to his Transfer Restriction Agreement and Sergey and his affiliates that are party to his Transfer Restriction Agreement may not transfer shares of Class B Common Stock to another person in a transfer that does not result in the automatic conversion of such shares of Class B Common Stock into Class A Common Stock pursuant to the terms of the certificate of incorporation unless Larry or Sergey, as the case may be, and his respective affiliates, transfer, in the same manner and to the same extent, an equal number of shares of Class C Capital Stock to the transferee.

In the event of (1) any merger, consolidation, or other business combination requiring the approval of the holders of our capital stock (whether or not Alphabet is the surviving entity), or the acquisition of all or substantially all of our assets, (2) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, or (3) any tender or exchange offer by us to acquire any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock, none of Larry, Sergey, Eric, and certain of their respective affiliates that are party to the Transfer Restriction Agreements may sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock, or Class C Capital Stock in connection with such transaction or in a related transaction for (a) with respect to their shares of Class A Common Stock or Class B Common Stock, an amount per share greater than the holders of shares of Class A Common Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class A Common Stock would receive, or may elect to receive, in such transaction; or (b) with respect to their shares of Class C Capital Stock, an amount per share greater than the holders of shares of Class C Capital Stock receive in such transaction or a form of consideration different from the form that the holders of shares of Class C Capital Stock would receive, or may elect to receive, in such transaction (the “Founder Equal Treatment Provision”).

With respect to Larry, Sergey, and certain of their respective affiliates, the applicable Transfer Restriction Agreements generally terminate when they collectively hold less than 34% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

With respect to Eric and certain of his affiliates, the applicable Transfer Restriction Agreement generally terminates when they collectively hold less than 2% of our total outstanding voting power. However, the Founder Equal Treatment Provision never terminates.

As required under the terms of the Class C Settlement Agreement, the Transfer Restriction Agreements may only be amended or waived if such amendment or waiver is (i) first considered and recommended by a committee of two or more independent directors of our board of directors who do not hold Class B Common Stock and (ii) then approved by every member of our board of directors, excluding Larry and Sergey. Any Transfer Restriction Agreement amendment or waiver will be publicly disclosed by Alphabet on a Form 8-K, Form 10-Q or Form 10-K at least 30 days before such amendment or waiver takes effect.

Preferred Stock

We are authorized to issue, without approval by our stockholders, up to a total of 100,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers, and other rights, and any qualifications, limitations or restrictions of the shares of a series of preferred stock. Our board of directors could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of Class A Common Stock, Class B Common Stock, and Class C Capital Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Alphabet and might harm the market price of our Class A Common Stock or Class C Capital Stock.

The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and of Delaware Law

Certain provisions of our certificate of incorporation and bylaws and of the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. In particular, our capital structure concentrates ownership of our voting stock in the hands of Larry, Sergey, and Eric. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock or Class C Capital Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Three Classes of Stock

As discussed above, our Class B Common Stock has 10 votes per share, while our Class A Common Stock has one vote per share and our Class C Capital Stock has no voting rights (unless otherwise required by law). As a result of their ownership of a substantial portion of our Class B Common Stock, Larry and Sergey currently have the ability to elect all of our directors and to determine the outcome of most matters submitted for a vote of our stockholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other stockholders may view as beneficial.

Because the Class C Capital Stock has no voting rights (except as required by law), the issuance of Class C Capital Stock will not result in voting dilution to the holders of shares of Class A Common Stock or Class B Common Stock. As a result, the issuance of Class C Capital Stock could prolong the duration of Larry and Sergey’s current relative ownership of our voting power and their ability to elect all of our directors and to determine the outcome of most matters submitted to a vote of our stockholders.

So long as Larry and Sergey have the ability to determine the outcome of most matters submitted to a vote of our stockholders, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, our three classes of stock may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of our voting securities representing more than 2% of our outstanding shares at the time of issuance and that results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

•	a majority of the voting power of our outstanding capital stock; and

•	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Limits on Ability of Stockholders to Act by Written Consent

We have provided in our certificate of incorporation and bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders meeting.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring or preventing hostile takeovers or delaying or preventing changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who owns 15% or more of a corporation’s outstanding voting securities or is an affiliate or associate of the corporation and, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities, and affiliates and associates of such person. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078. Overnight correspondence should be sent to: Computershare Trust Company, N.A., 150 Royall Street, Suite 101 Canton, Massachusetts 02021.

Listing

Our Class C Capital Stock and Class A Common Stock are listed on The NASDAQ Global Select Market under the symbols “GOOG” and “GOOGL” respectively. Our Class B Common Stock is not listed on any stock market or exchange.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may offer depositary receipts representing interests, which are called depositary shares, in shares of our Class A Common Stock, Class C Capital Stock or of any series of preferred stock. If we do so, we will deposit the securities which are the subject of such depositary shares with a depositary, which would hold that Class A Common Stock, Class C Capital Stock or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Class A Common Stock, Class C Capital Stock or preferred stock.

We have summarized below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the prospectus supplement relating to any particular depositary shares will contain additional information which may update or change some of the information below.

Dividends and Other Distributions.

Each time we pay a cash dividend or make any other type of cash distribution with regard to the Class A Common Stock, Class C Capital Stock or preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to Class A Common Stock or Class C Capital Stock or that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of Class A Common Stock, Class C Capital Stock or applicable series of preferred stock, and all money and/or other property represented thereby.

Redemption of Depositary Shares.

Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.

Any time we send a notice of meeting or other materials relating to a meeting to the holders of Class A Common Stock, Class C Capital Stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. To the extent holders of the applicable depositary shares have voting rights, the depositary will solicit voting instructions from such holders and will vote or not vote the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.

Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Class A Common Stock, Class C Capital Stock or of the series of preferred stock which is represented by the depositary share.

Conversion.

If shares of a series of preferred stock are convertible into Class A Common Stock, Class C Capital Stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Class A Common Stock, Class C Capital Stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights, preferences, privileges or voting powers of any holder of the applicable depositary shares must be approved by holders of at least a majority of the then outstanding depositary shares. Without the consent of each holder of the outstanding depositary shares affected, no amendment will impair the right, subject to certain requirements set forth in the deposit agreement, of any holder of depositary shares to surrender any depositary receipts evidencing such depositary shares to receive the Class A Common Stock, Class C Capital Stock or preferred stock and all money and/or other property represented thereby. Upon termination of a deposit agreement, the depositary will make the shares of Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares to which it relates have been cancelled, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued pursuant to the deposit agreement upon our liquidation, winding-up or dissolution.

Miscellaneous.

There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the Class A Common Stock, Class C Capital Stock or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

General

We may offer warrants, including warrants to purchase debt securities, preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), as well as other types of warrants. We may offer warrants independently or together with other securities offered under this prospectus, and they may be attached to or separate from those securities. We will issue the warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants we offer.

The following is a summary of certain general terms and provisions of the warrants, but they are not complete and are subject to, and are qualified in their entirety by reference to, the warrant agreement and the warrant certificate relating to the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus is a part, either by an amendment to the registration statement or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents. You should read the summary below, the applicable prospectus supplement and the provisions of the warrant agreement and the warrant certificate before investing in our warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•

the securities, which may include preferred stock, Class A Common Stock, Class C Capital Stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

•	the aggregate number of the warrants;

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the debt warrants may be exercised;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of warrants which you may exercise at any time;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS

We may offer units consisting of one or more shares of Class A Common Stock, shares of Class C Capital Stock, shares of preferred stock, depositary shares and warrants or any combination of such securities. We will describe in the applicable prospectus supplement the following terms of any units:

•

the terms of the units and of any of the Class A Common Stock, Class C Capital Stock, preferred stock, depositary shares and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. To the extent that we make sales to or through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at the market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Security Holders

Selling security holders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. The applicable prospectus supplement will identify the selling security holders, the terms of the securities and any material relationships we have with the selling security holders. Selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise provided in a prospectus supplement, the selling security holders will receive all the proceeds from the sale of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our legal counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 5, 2026;

•	Alphabet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed on April 30, 2026;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed on April 24, 2026;

•	Alphabet’s Current Reports on Form 8-K filed on February 13, 2026, March 6, 2026, April 2, 2026, April 10, 2026, May 11, 2026 and May 21, 2026; and

•	the descriptions of our Class A Common Stock and Class C Capital Stock contained on Form 8-K12B, filed with the SEC on October 2, 2015 pursuant to Section 12(b) of the Exchange Act.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Alphabet Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, California 94043

(650) 253-0000

Email: investor-relations@abc.xyz

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Information about us is also available at our website at www.abc.xyz/investor. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement and any internet addresses provided in this prospectus and any prospectus supplement are for informational purposes only and are intended to be inactive textual references only.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act relating to the securities to be offered. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Whenever a reference is made in this prospectus to such document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. Each such statement is qualified in its entirety by such reference.

$15,000,000,000

Alphabet Inc.

Class A Common Stock

Class C Capital Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

    , 2026